SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Senetek PLC

(Name of Registrant as Specified In Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL GENERAL MEETING

SENETEK PLC

(the “Company”)

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of the Company will be held on Monday, November 12, 2007 at the London, England, offices of the Company’s counsel, Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England, at 10:00 a.m. Greenwich Mean Time, for the purpose of considering and, if thought fit, passing the following resolutions:

1.	To re-elect Anthony Williams as a Director;

2.	To approve an amendment to the Senetek Equity Plan increasing the number of Ordinary shares reserved for issuance thereunder from 5,000,000 Ordinary shares, nominal value 5p, to 7,500,000 Ordinary shares, nominal value 5p.;

3.	To approve a consolidation of the Company’s Ordinary shares nominal value 5p, into Ordinary shares, nominal value 40p and to maintain authorized Ordinary shares at 100,000,000 with nominal value changed from 5p to 40p.;

4.	To receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last directors’ report and auditors’ report on those accounts, and to approve the last directors’ remuneration report;

5.	To appoint Macias Gini & O’ Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2007 at a remuneration to be determined by the directors;

6.	To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Companies Act 1985 ( the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (as defined in section 80 (2) of the Companies Act) up to an aggregate nominal amount of (Pounds) 40,000,000, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect;

7.	To generally and unconditionally empower the Directors, pursuant to Section 95 of the Companies Act to allot equity securities (as defined in Section 94 (2) of the Companies Act) for cash pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89 (1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired;

and to transact such other business as may properly come before the Annual General Meeting and any adjournments and postponements thereof.

NOTICE OF EXTRAORDINARY GENERAL MEETING

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of the Company will be held on Monday, November 12, 2007 at the London, England offices of the Company’s counsel, Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England, at 10:30 a.m. Greenwich Mean Time (or at such later time as the Annual General Meeting shall have been concluded) in order to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

By order of the Board of Directors

WILLIAM O’KELLY

William O’Kelly

Secretary

The Company’s principal executive offices are located at 831 Latour Court, Napa, California 94558 and the telephone number at that address is (707) 226-3900. The registered office of Senetek PLC is at Sceptre Court, 40 Tower Hill, London, EC3N 4DX, England. A copy of the Company’s Annual Report and Form 10-K for the year ended December 31, 2006, which contains audited consolidated financial statements and other information, accompanies this Notice and the enclosed Proxy Statement.

A holder of Ordinary shares of the Company entitled to attend and vote at the meeting may appoint a proxy to attend and, on a poll, to vote in his or her stead. A proxy need not be a holder of Ordinary shares.

October 10, 2007

SENETEK PLC

Principal Executive Office

831 Latour Court, Napa, California 94558

United States of America

Tel: 707-226-3900 Fax: 707-226-3999

Registered Office

Sceptre Court, 40 Tower Hill, London, EC3N 4DX,

England, United Kingdom

Tel: 44-207-423-8000 Fax: 44-207-423-8001

Proxy Statement

Annual General Meeting of Shareholders

Extraordinary General Meeting of Shareholders

This Proxy Statement is furnished to the shareholders of Senetek PLC, a public limited company registered in England (“Senetek” or the “Company”), in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual General Meeting of Shareholders and at any and all adjournments or postponements of such meeting (the “Annual Meeting”), to be held at the London, England offices of the Company’s counsel, Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England, on Monday, November 12, 2007 at 10:00 a.m. Greenwich Mean Time for the purpose of considering and, if thought fit, passing the resolutions specified in the Notice of Annual General Meeting. This Proxy Statement also relates to the Extraordinary General Meeting to be held at the same location on November 12, 2007 at 10:30 a.m. Greenwich Mean Time or such later time as the Annual Meeting shall have concluded. The sole purpose of the Extraordinary General Meeting is to receive and consider the Company’s report of steps taken to address the circumstance of the Company’s net assets being half or less of called-up share capital.

The Company anticipates mailing this Proxy Statement and related forms of proxy to its shareholders on or about October 10, 2007.

Record Date and Voting

At the close of business on September 27, 2007 (the “record date”), the Company had outstanding 60,960,624 Ordinary shares, nominal value 5p (the “Ordinary shares”), of which 60,596,373 were held in the name of The Bank of New York, as depositary (the “Depositary”), which issues Company-sponsored American Depositary Receipts (“ADRs”) evidencing American Depositary Shares which, in turn, each represent one Ordinary share.

Each registered holder of Ordinary shares present in person at the Annual Meeting is entitled to one vote on a show of hands. Each registered holder of Ordinary shares present in person or by proxy at the Annual Meeting shall, upon a poll, have one vote for each Ordinary share held by such holder.

Proxy cards from registered holders of Ordinary shares must be received not less than forty-eight hours before the time for holding the Annual Meeting. Proxy cards duly executed by registered holders of Ordinary shares will be voted in accordance with the instructions given or, if no instruction is given, will be voted in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and in the discretion of the proxies on any other proposals properly brought before the Annual Meeting. Delivery of a proxy card shall not preclude a holder of Ordinary shares from revoking such proxy by delivery of a later dated proxy card or from attending and voting at the Annual Meeting or any adjournment thereof.

ADR holders are not entitled to vote directly at the Annual Meeting but a Deposit Agreement exists between Bank of New York., as Depositary, and the holders of ADRs pursuant to which registered holders of ADRs as of the record date are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary shares so represented. The Depositary has agreed that it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary shares registered in its name in accordance with the instructions of the ADR holders. In the event that the instruction card is executed but does not specify the manner in which the Ordinary shares represented are to be voted, by marking a vote “FOR”, “AGAINST” or “ABSTAIN”, the Depositary will vote the Ordinary shares represented by the instruction card in accordance with the recommendations of the Board of Directors described herein on each proposal set forth in the Notice of Annual General Meeting and will give the Company’s proxies authority to vote in their discretion on any other proposals properly brought before the Annual Meeting. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of business on November 8, 2007 (the “Instruction Date”). Any holder of ADRs giving instructions to the Depositary has the power to revoke the instructions by delivery of notice to the Depositary at 101 Barclay Street, 22nd Floor West, New York, NY 10286 at any time so that the Depositary receives, by no later than the close of business on the Instruction Date, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked. The Depositary will vote Ordinary shares represented by ADRs as to which instructions have not been received from the registered holders by the close of business on the Instruction Date in the same proportions, as to each proposal set forth in the Notice of Annual General Meeting, as those Ordinary shares as to which instruction have been so received.

A minimum of two registered holders of Ordinary shares or their proxies must be present at the Annual Meeting to constitute a quorum for the transaction of business.

The cost of preparing, assembling, and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares and ADRs as of the record date will be borne by the Company. The solicitation of proxies, which is being made on behalf of the Company, will be made by use of the mails and the Internet and may also be made by telephone, telegraph, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. Although no precise estimate can be given at this time, the Company anticipates that it will spend approximately $20,000 in connection with the preparation of proxy materials and solicitation of proxies (including fees to be paid to Georgeson Shareholder Communications as described below).

The Company has retained Georgeson Shareholder Communications, a proxy distribution and solicitation firm, to assist in the distribution and solicitation of proxies for shares and ADRs and to perform other related services, for which Georgeson is to receive a fee estimated at $10,000 together with reimbursement for its reasonable out-of-pocket expenses and for payments made to brokers and other nominees for their expenses in forwarding soliciting material. Georgeson will distribute proxy materials to beneficial owners and solicit proxies by a variety of methods, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the Company’s Ordinary shares and ADRs. Approximately 10 employees of Georgeson will be utilized in connection with the solicitation.

Proposals one through six described in the Notice of Annual General Meeting are ordinary resolutions. Proposal seven is a special resolution. Any other resolutions presented at the Annual Meeting would be special resolutions. The approval of an ordinary resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in the votes cast and will have no effect on any resolution voted on at the Annual Meeting. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the rules of the New York Stock Exchange. The Company believes that Proposals Two, Three, Six and Seven in the Notice of Annual General Meeting are matters upon which instructions of beneficial holders are required in order for brokers to vote.

Shareholder Proposals

The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the United States Securities and Exchange Commission (“SEC”), and any applicable English or U.S. state laws. In order for a proposal by a shareholder so complying to be included in the proxy statement relating to the Annual General Meeting of Shareholders to be held in 2008, that proposal must be received in writing by the Secretary of the Company at the Company’s principal executive office no later than July 16, 2008.

Under the English Companies Act, in order for a shareholder proposal to be presented at the Annual Meeting, such proposal must have been requisitioned either by shareholders representing 5% of the votes of all members having a right to vote at the Annual Meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company prior to the date of the notice of the Annual Meeting. Notwithstanding these requirements, the Articles of Association of the Company permit a resolution to be proposed for the election of a director if notice in writing is given to the Secretary of the Company not more than 28 days and not less than 7 days before the date of the Annual Meeting, signed by a shareholder and attaching a written notice signed by the candidate expressing his or her willingness to be elected. In addition, if the Company was not notified prior August 12, 2007 of a proposal to be brought before the 2007 Annual Meeting by a member, then proxies held by the Board may be voted in its discretion on such proposal even though it is not discussed in the proxy statement for such meeting. The Company was not notified of any such proposal.

PROPOSAL ONE

ELECTION OF DIRECTOR

The Company currently has four directors (the “Directors”).

The Articles of Association of the Company provide that one-third of the Directors (not including Managing Directors, Executive Directors, or those appointed by the Board of Directors since the last Annual General Meeting), or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third, shall retire by rotation at the dissolution of each Annual General Meeting based on the length of time in office as calculated from each Director’s last election or appointment. A retiring Director is eligible for re-election.

Of the current Directors, one, Frank J. Massino, is an Executive Director, and two, Rodger Bogardus and Kerry Dukes, were elected at the 2006 Annual General Meeting, with the result that the remaining Director, Anthony Williams, shall retire by rotation at the Annual Meeting and has been nominated by the Board for re-election at the Annual Meeting.

Vote Required

Adoption of Proposal One to re-elect Anthony Williams as a Director requires the affirmative vote of a majority of the holders of Ordinary shares voting in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendations

The Board of Directors recommends that the shareholders vote “FOR” the re-election of Anthony Williams to serve as a Director of the Company.

Board of Directors Nominee and Continuing Directors

The following table provides information concerning Anthony Williams and the continuing Directors.

Name	Position with Company	Director Since	Age
Frank J. Massino	Chairman of the Board of Directors and Chief Executive Officer	1998	61
Anthony Williams	Vice Chairman of the Board of Directors	2003	61
Rodger Bogardus	Director	2006	66
Kerry Dukes	Director	2006	45

Nominee

Anthony Williams was appointed a Director in February 2003 and was re-elected by shareholders at the Annual General Meeting in December 2003. Mr. Williams was appointed Vice Chairman of the Board of Directors in October 2003. Mr. Williams is a partner of Baker & McKenzie LLP, a global law firm headquartered in Chicago. Until September 2005, Mr. Williams was a partner at Coudert Brothers LLP, a New York City-based international law firm, and previously served as Chairman of the Executive Committee and as Administrative Partner of that firm, responsible for worldwide operations. Mr. Williams had been affiliated with Coudert Brothers LLP from 1973 though September 2005, first as an associate and then as a partner. Mr. Williams sits on the board of directors of the following private entities: RAG American Coal Holdings, Inc., DBT America Inc., Trautman Wasserman & Company Inc., IE Holdings, Ltd., Brook Capital Corporation, Plymouth Holdings

Limited, River Ventures, Inc., Fenn Wright & Manson and the German American Chamber of Commerce. Mr. Williams received an A.B. in Government and Economics from Harvard University and a Juris Doctor from New York University School of Law. He is admitted to the Bars of the United States Supreme Court, the State of New York and the State of California. In September 2006 Coudert Brothers LLP filed for Chapter 11 bankruptcy protection in the Southern District of New York Bankruptcy Court.

Continuing Directors

Frank J. Massino became Chief Executive Officer of Senetek in November 1998 and became Chairman of the Board of Directors in 1999. Prior to that, Mr. Massino served as President of Carme Cosmeceutical Sciences, Inc., a wholly-owned subsidiary of Senetek, from 1997 through 1998. Mr. Massino holds a degree in Finance and Chemistry from the University of Illinois and is a graduate of the Marketing Management Program of the Columbia Executive Program at Columbia University and the Management of Managers Program of the Graduate School of Business Administration at the University of Michigan.

Rodger Bogardus was appointed a Director in May 2006 and was elected a Director at the 2006 Annual General Meeting. Mr. Bogardus is Chief Executive Officer and founder of Ingredia Resources LLC, Basking Ridge, New Jersey, a privately held company that consults in designing, developing and marketing functional ingredients for use in topically applied personal care products. Prior thereto, Mr. Bogardus was Vice President and Category Head, Research and Development, of Glaxosmithkline, a global healthcare company, with responsibility for denture care brands, from July 2001 to July 2002, and Senior Vice President, Research & Technology, of Block Drug Company, a national chain drug company, from January 1999 to June 2001, when Block Drug was acquired by Glaxosmithkline. From 1992 through 1998 Mr. Bogardus was Senior Vice President, Global Research and Development Group, of Mary Kay, Inc., a direct selling cosmetics company, from 1986 through 1992 he was Director, European Technology Center, of Colgate-Palmolive Company, a global personal care products company, and prior thereto he held responsible product research and development positions with Richardson-Vicks, Inc., a subsidiary of Procter & Gamble Company, S.C. Johnson & Son, Inc. and The Gillette Company, all global personal care products companies. Mr. Bogardus holds a B.S. degree in Chemistry from Milliken University.

Kerry Dukes also was appointed a Director in May 2006 and was elected a Director at the 2006 Annual General Meeting. Mr. Dukes is Chief Executive Officer and co-founder of Ardour Capital Investments LLC, a registered investment banking and securities broker-dealer firm in New York City. Mr. Dukes has more than 20 years experience in the investment banking and securities businesses and has served on the Boards of Directors of public companies, including Commonwealth Associates Growth Fund and Food Integrated Resources. Prior to Ardour Capital Investments, Mr. Dukes served as Director, Senior Managing Partner and Head of Global Activities of BlueStone Capital Partners, a registered securities broker-dealer and investment bank, from 1995 to 2001, and as Chief Operating Officer and Managing Director of Commonwealth Associates Growth Fund from 1988 to 1995. Mr. Dukes attended the State University of New York.

BOARD MEETINGS AND COMMITTEES

Board Meetings

The Board of Directors met ten times during 2006. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2006. The Board of Directors has met five times during 2007 to date. Each Director attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he served during 2007 to date.

Committees

The Board of Directors has four chartered committees—a Compensation Committee, an Audit Committee, a Nominating Committee and a Corporate Governance Committee. As a result of resignations from the Board of Directors during 2005 and 2006, none of seats on such Committees was filled from March 2005 through April 2006 and these Committees’ functions were performed by the full Board of Directors. The Compensation and Audit Committees were duly constituted on May 23, 2006 when Mr. Bogardus and Mr. Dukes were appointed Directors, but the functions of the Nominating Committee have continued to be discharged by the full Board because the small size of the Board makes it practicable for it to perform this role. For the same reason, the Corporate Governance Committee also has not been re-constituted to date. The functions of the Committees and the membership of the Compensation and Audit Committees are set forth below.

Compensation Committee—The Compensation Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus and Anthony Williams, Members. The Compensation Committee does not operate pursuant to a formal written charter.The Compensation Committee reviews and fixes the salary and other compensation of the Chief Executive Officer and the other executive officers of the Company, including administering the Senetek Equity Plan. The Compensation Committee met two times during 2006 and one time during 2007 to date. The Board of Directors has determined that Mr. Dukes and Mr. Bogardus are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and that they and Mr. Williams are all “independent” within the meaning of the Rules of the NASDAQ Stock Market. The Board of Directors has determined that Mr. Williams is not an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code or a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, because he is a partner of a law firm that provides legal services to the Company, but that his appointment to the Committee was in the best interests of the shareholders because all of the other members were recently appointed and would benefit from the historical background provided by Mr. Williams’ experience as a Director and Vice Chairman of the Board.

Audit Committee—The Audit Committee is comprised of Kerry Dukes, Chairman, and Rodger Bogardus, Member. The duties of the Audit Committee consist of, among other things, selecting the Company’s independent certified public accountants, approving the services and fees of the independent certified public accountants, assessing the Company’s financial reporting process and internal controls, reviewing the independence of the Company’s certified public accountants, and monitoring lines of communication between the Directors, financial management and the independent accountants. The Audit Committee met two times during 2006 and has met three times during 2007 to date. The Board of Directors has determined that all of the members of the Audit Committee are “independent” within the meaning of the Rules of the NASDAQ Stock Market and the SEC and that Mr. Dukes is an “audit committee financial expert” by reason, among other things, of his experience as chief executive officer of a registered securities investment banking and broker-dealer firm and as an investment banker involved in over 20 registered public offerings of securities. A copy of the Audit Committee charter is attached hereto as Appendix A.

Nominating Committee—All of the seats on the Nominating Committee are currently vacant and the functions of the Committee are performed by the full Board. The duties of the Nominating Committee consist, among other things, of identifying individuals qualified to become Board members, selecting, or recommending to the Board, the Director nominees for the next Annual General Meeting, selecting, or recommending to the Board, Director candidates to fill any vacancies on the Board, and receiving proposals for Director nominees from beneficial holders of the Company’s Ordinary shares. A copy of the Nominating Committee’s charter is available on the Company’s website at www.senetekplc.com. The nomination of the Director nominee appearing on the Board of Directors’ proxy card for the Annual Meeting, Mr. Williams, was recommended by the chief executive officer of the Company.

Corporate Governance Committee—All of the seats on the Corporate Governance Committee are presently vacant and the functions of the Committee are performed by the full Board. The duties of the Committee consist, among other things, of administering the Company’s Code of Business Conduct, applicable to its officers, employees, Directors and consultants, developing and administering corporate governance guidelines, policies and principles applicable to the Company, developing and implementing a legal compliance program for the Company’s officers, employees and Directors, and evaluating and monitoring the effectiveness of and compliance with these programs. A copy of the Company’s Code of Business Conduct is available on the Company’s website at www.senetekplc.com.

CORPORATE GOVERNANCE

Independent Directors

The Board has determined that the following Directors of the Company (constituting a majority of all Directors) are “independent” within the meaning of the listing standards of the NASDAQ Stock Market: Mr. Bogardus, Mr. Dukes and Mr. Williams.

Communication with Directors

Individuals may submit communications to the Board or to the non-employee Directors individually or as a group by sending the communications in writing to the attention of the Secretary of the Company at Senetek PLC, 831 Latour Court, Napa, CA 94558. All communications that relate to matters that are within the scope of responsibilities of the Board and the Committees will be forwarded to the appropriate Directors.

Director Nomination Process

The Nominating Committee or full Board periodically reviews the requisite skills and characteristics of Directors as well as the composition of the Board as a whole. It makes an assessment of the suitability of candidates for election to the Board, taking into account business experience, independence and character. The Board, at this time, does not believe it is necessary or appropriate to adopt specific, minimum objective criteria for Director nominees. Shareholders may propose nominees for Board membership by submitting the nominee’s name, biographical data and qualifications along with the consent of the proposed nominee to Senetek PLC, Attention: Secretary, at 831 Latour Court, Napa, CA 94558. Shareholders who wish to nominate candidates for election to the Board at the next Annual General Meeting of Shareholders must adhere to the dates and follow the procedures outlined in “Shareholder Proposals” above. The Nominating Committee or full Board will consider Director candidates submitted by shareholders using the same criteria that it uses to select Director recommendations submitted by others.

Board Meetings and Executive Sessions

Directors are expected to attend each Board meeting, whether in person or by telephone. Management provides all Directors with an agenda and appropriate written materials in advance of each meeting. To ensure active and effective participation, Directors are expected to arrive at each Board and Committee meeting having reviewed the materials for the meeting. The Board regularly meets in executive session with only non-employee Directors present.

Code of Ethics

The Company has adopted a code of ethics that applies to its chief executive officer and senior financial officers, in addition to its Code of Business Conduct, which applies to all employees, Directors and consultants. This code of ethics can be found in the Company’s Code of Business Conduct which is available on the Company’s website at www.senetekplc.com. In the event of any amendment to, or waiver from, the code of ethics, the Company will publicly disclose the amendment or waiver by posting the information on its website.

Senetek does not require Directors to attend the Annual General Meeting however Directors generally do attend the Annual General Meeting. In 2006, all of the Directors attended the Meeting.

EXECUTIVE OFFICERS

Frank J. Massino, Chairman and Chief Executive Officer (see above).

William O’Kelly, age 53, has been Chief Financial Officer of the Company since April 2006 and Secretary of the Company since August 2006. From July 2005 until April 2006 Mr. O’Kelly was a financial consultant to Netopia, Inc,, a manufacturer and distributor of broadband customer premises equipment, remote management software and broadband services. From July 2001 to July 2005 he was Chief Financial Officer and Secretary of Agentis Software, an application development software company which he co-founded, and from April 1998 to July 2001 he was Vice President-Finance and Treasurer of Informix Software, a database software company with revenues in excess of $1 billion. Prior to that he was Chief Financial Officer of Chemical Supplier Technology, an on-site manufacturer of high purity chemicals for silicon wafer and chip fabrication factories, from February 1996 to April 1998, and Corporate Controller of Air Liquide America Corporation, an industrial gas manufacturing subsidiary with revenues in excess of $1 billion, from August 1993 to February 1996. For 16 years prior to that he performed audit and tax services as a certified public accountant with the accounting firm of Ernst & Young. Mr. O’Kelly holds a BS degree in Accounting from the University of Florida.

BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of Senetek’s outstanding Ordinary shares as of September 27, 2007, by: (i) all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Ordinary shares, (ii) each of the Company’s Directors who beneficially owns such shares; (iii) the Company’s Chief Executive Officer; (iv) the Company’s other executive officers; and (v) all executive officers and Directors of the Company as a group, in each case based solely on information provided to the Company by such beneficial owners. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company’s Directors and executive officers is that of Senetek’s principal executive office, 831 Latour Court, Napa, California 94558.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage of Class (1)
5% Beneficial Owners

None

Executive Officers and Directors

Frank J. Massino	2,984,276	(2)	4.7%
Rodger Bogardus	75,000	(2)	*
Kerry Dukes	135,000	(3)	*
William O’Kelly	130,000	(2)	*
Anthony Williams	551,182	(2)	*
All Directors and Executive Officers a group (5 persons)	3,875,458		6.1%

*	Less than one percent

(1)	For purposes of this table, a person or a group of persons is deemed to have “beneficial ownership” as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Includes the following number of shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of September 30 , 2007: Mr. Massino: 2,543,750 ; Mr. Bogardus: 25,000; Mr. Dukes: 25,000; Mr. O’Kelly: 50,000; and Mr. Williams: 300,000. Excludes 2006 option grants subject to satisfaction of certain performance objectives and other non-vested option grants as follows: Mr. Massino: 1,106,250; Mr. Bogardus: 75,000, Mr. Dukes: 75,000; Mr. O’Kelly: 150,000; and Mr. Williams: 150,000. See “Executive Compensation—Stock Option Plans” below.
(3)	Includes 100,000 Ordinary shares purchasable upon exercise of a warrant issued to Ardour Capital Partners, LLC, of which Mr. Dukes is Chief Executive Officer and controlling shareholder. The warrant was issued on September 4, 2003, in consideration of financial advisory services performed by Ardour Capital Partners pursuant to agreements dated January 2 and February 20, 2003 and March 20, 2002 between the Company and Ardour Capital Partners, LLC (the “Financial Advisory Agreement”). See “Certain Relationships and Related Transactions.”

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, Senetek’s Directors, executive officers and any persons holding more than 10% of the Company’s equity securities are required to report their ownership of equity securities and any changes in their ownership, on a timely basis, to the SEC. To the Company’s knowledge, based solely on materials provided and representations made to the Company, for the fiscal year ended December 31, 2006, all reports required by Section 16(a) during 2006 were filed on a timely basis. To the Company’s knowledge, all reports required by Section 16(a) during 2007 to date were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anthony Williams, a Director of the Company, has been a partner of the law firm of Baker & McKenzie LLP since September 2005 and prior to that was a partner of the law firm of Coudert Brothers LLP, which law firms have rendered legal services to the Company. Legal fees paid to Baker & McKenzie and Coudert Brothers in 2006 aggregated $510,701 and in 2007 through September 30 aggregated $184,000.

In August 2004, prior to Mr. Bogardus becoming a Director, the Company entered into a consulting agreement with Rodger Bogardus for his services in connection with pre-clinical and clinical testing of compounds being evaluated by the Company for commercialization as new dermatological active ingredients. No payments were made pursuant thereto in 2006 or 2007 to date or are expected to be made in the future.

In 2003, prior to Mr. Dukes becoming a Director, the Company entered into a financial advisory agreement (the “Advisory Agreement”) with Ardour Capital Partners, LLC, of which Kerry Dukes is Chief Executive Officer and a controlling shareholder, providing for compensation in connection with investment banking services to be rendered related to various potential financial transactions, and the issuance of warrants in connection with the consummation of certain of such transactions. No payments were made pursuant thereto in 2006 or 2007 to date or are expected to be made in the future. In September 2003 Ardour Capital Partners was issued a five year warrant to purchase 100,000 Ordinary shares at a warrant exercise price equal to 165% of the closing bid price of the Company’s ADR’s on September 3, 3003, $0.62, in consideration of financial advisory services rendered by Ardour Capital Partners.

See also “Executive Compensation—Employment Contracts” for a description of certain relationships with employees of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation program is designed to attract and retain highly qualified executive officers, align executive performance with our strategic and financial objectives and reward management for successful performance in achieving these objectives. Strategic objectives primarily relate to development and commercialization of new products. The principal financial objective is achievement of the financial plan. Four elements of compensation are employed to achieve these goals:

Base Salary

Base salary provides the executive with a reasonable and competitive cash compensation program designed to allow the executive to receive a remuneration that is consistent with similarly performing executives at similar enterprises. We use the services of an independent compensation consultant, Financial Concepts, to determine the competitiveness of executive officer compensation. The Compensation Committee reviews base salaries annually and makes adjustments based on recommendations from the compensation consultant which the committee deems appropriate to maintain base compensation consistent with similarly performing executives at similar enterprises The Compensation Committee takes into account each executive’s responsibilities, experience and performance in considering changes to base salary. Generally, base salaries are targeted at the 50th percentile of executive base salaries for the appropriate market comparison group, as determined by Financial Concepts.

Benefits

We furnish executive officers benefits intended to provide healthcare, retirement and other specified benefits common in the life science industry. Healthcare is provided through a group policy available to all employees. We maintain a 401(k) contributory retirement plan and match 100% of employee contributions up to 3% of cash compensation and 50% of employee contributions between 3% and 5% of cash compensation. We provide our Chairman and Chief Executive Officer with term life insurance with a death benefit of approximately three times base compensation payable to his designee and disability insurance with a monthly benefit of approximately 80% of base compensation.

We believe the benefits we provide are competitive with life science industry standards.

Short Term Incentive

Short term incentive is an annual performance-based incentive that rewards achievement of annual strategic and financial objectives that are established by the Board of Directors. Payments are made in a combination of cash and restricted stock, generally 75% cash and 25% restricted stock.

Long Term Incentive

In addition to base salary, benefits and short term incentive compensation, we provide our executives with long term compensation. Long term incentive compensation is designed to reward achievement of strategic long term objectives related to commercialization of new product as established by the Board of Directors, to establish ownership in our company and to retain talented executives. We award our executives equity grants in the form of stock options. We typically make awards annually, based on each executive’s responsibility, experience, performance and ability to influence our long-term growth and profitability. No grants have been made in 2007 through September 30. Stock options, granted at an exercise price equal to the closing market price on the date of the grant and exercisable for seven years are designed to build long-term net worth for the executive tied directly to increasing shareholder value. Stock options vest over four years from the date of grant to provide a time based performance incentive or are based on achievement of predetermined performance objectives such as those associated with the June 6, 2006 stock option grants described below.

There are no security ownership requirements or guidelines, and no policies in place to address the economic risk of equity ownership.

We grant equity awards in accordance with the following plans:

Terms of Stock Equity Plans

In May 2006, we adopted the Senetek Equity Plan providing for issuance of non-qualified options and restricted stock to employees, non-employees and board members. Options are granted at the discretion of the Compensation Committee. The options will generally become exercisable over 48 months with expiration seven years from grant date. The Compensation Committee has the discretion to use a different vesting schedule.

There are two other share option plans (Plan 1 and Plan 2) under which stock options to employees, non-executive Directors and consultants have been issued. Both share option plans expired in December 2005. Options issued under the two expired plans remain in place, subject to the original terms of each plan which were for options to generally become exercisable over 48 months with expiration seven years from grant date. The Compensation Committee of the Board of Directors had the discretion to use a different vesting schedule.

Material Terms of Grant Based Awards

On June 6, 2006, the Compensation Committee awarded 1,200,000 non-qualified options to Mr. Massino and 200,000 non-qualified options to Mr. O’Kelly. For Mr. Massino, the award was relatively large because it was the first since 2002 and also because 800,000 previously granted options expired in 2006. For Mr. O’Kelly, it was an initial employment award in line with past Company practices. The option grants have a term of seven years and were priced at our share market price at the close of business on the grant date. The option grants vest 25% with respect to calendar year 2006, 25% with respect to 2007, 25% with respect to 2008 and 25% with respect to 2009 if and only if one of the two conditions (“A” or “B”) described below are satisfied. If neither condition is satisfied with respect to the calendar year, the tranche applicable to that year plus any unvested cumulative tranches from prior years are carried forward to the following year and fully vest if one of the two conditions are met with respect to that year. 25% of the award (350,000 options) vested in 2007 as a result of condition B being met for 2006.

Condition A

At any time during the calendar year, the closing price of Senetek PLC American Depositary Shares for a consecutive 60 day period averages “X” or higher, as defined below (provided that options shall not vest within the first six months after grant).

Condition B

“Net Operating Income” for the calendar year is greater than or equal to “Y” as defined below. For purposes of this calculation, “Net Operating Income” is defined as Operating Income computed in accordance with U.S. Generally Accepted Accounting Principles plus all operating expenses associated with any program to migrate from a UK legal entity to a US legal entity and operating expenses associated with the evaluation or institution of a share buyback program. Such expenses include, but are not limited to, professional fees, travel and temporary help and specifically exclude imputed value of any CEO or CFO compensation expense except if that compensation expense is directly attributable to the subject programs.

Calendar Year	Condition A: X equals	Condition B: Y equals
2006	$0.50	$1,200,000
2007	$0.70	$2,040,000
2008	$0.98	$2,356,000
2009	$1.37	$2,697,000

Per share figures for both conditions are subject to proportional adjustment in the event of a stock split or reverse stock split.

On December 18, 2006, the Compensation Committee awarded 300,000 non-qualified options to Mr. Massino. The options grant has a term of seven years and was priced at our share market price at the close of business on the grant date. The option grant vests ratably over 48 months from the grant date and are not subject to future performance conditions.

On December 18, 2006, the Compensation Committee awarded 156,250 restricted shares to Mr. Massino and 50,000 restricted shares to Mr. O’Kelly. 100% of the shares vest on the first anniversary of the grant date provided that the recipient has not terminated service via resignation or been terminated for cause. Vesting of the shares is not subject to any future performance conditions.

We do not plan to release material non public information for the purpose of affecting executive compensation and we do not plan or coordinate grants to existing or new executives around the release of material non public information.

Executive Compensation Tables and Narrative Disclosure

Current Compensation

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards (3)	Option Awards (3)	All Other Compensation (1)	Total
Frank J. Massino Chairman and Chief Executive Officer (PEO)	2006	$340,000	$93,750	$3,604	$106,142	$42,577	$586,073
William F. O’Kelly (2) Chief Financial Officer and Secretary (PFO)	2006	$142,500	$25,000	$1,157	$16,144	$9,152	$193,953

(1)	Detail of All Other Compensation

Name	Severance	Cash In- Lieu of Vacation	401(k) Employer Match	Life Insurance	Disability Insurance	Car Allowance	Total
Frank J. Massino 2006			$4,000	$13,079	$13,498	$12,000	$42,577
William F. O’Kelly 2006			$4,652			$4,500	$9,152

(2)	Mr. O’Kelly was appointed Chief Financial Officer and Secretary in April 2006.
(3)	Stock and option compensation expense is computed in accordance with FAS 123(R). See Note 10 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report Form 10K for the year ended December 31, 2006 for computation details.

GRANTS OF PLAN-BASED AWARDS

Name and Principal Position	Grant Date	Number of Shares			Exercise Price*	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards	All Other Option Awards
Frank J. Massino	June 6, 2006	1,200,000
Chairman and Chief Executive Officer (PEO)	December 18, 2006		156,250		$0.26	$208,900
	December 18, 2006			300,000	$0.20	$31,250
					$0.20	$39,600

William F. O’Kelly	June 6, 2006	200,000
Chief Financial Officer and Secretary (PFO)	December 18, 2006		50,000		$0.26	$34,800
					$0.20	$10,000

*	Exercise price subject to proportional adjustment in the event of a stock split or return stock split.

Effective January 1, 2006, Mr. Massino’s base salary was increased from $319,000 to $340,000. Effective January 1, 2007, Mr. Massino’s base salary was increased from $340,000 to $360,000. Effective January 1, 2007, Mr. O’Kelly’s base salary was increased from $190,000 to $215,000. The salary increases were in line with the recommendation from the independent compensation consultant.

The Compensation Committee awarded the base salary increases described in the preceding paragraph, the 2006 cash bonuses included in the “Summary Compensation Table” and the 2006 equity grants fully described in section below entitled Material Terms of Grant Based Awards. The Compensation Committee engaged Mr. Jim Adams of Financial Concepts, an independent compensation consultant, to assist in the process. The consultant’s work included a benchmark of Senetek executive compensation against seven peer group public life science companies including IGI, Barrier Therapeutics, Photomedix, Antares Pharmaceutical, Bentley Pharmaceutical, Vivus and Palatin Technologies. Senetek’s 2006 Chief Executive Officer’s total compensation was 66% of the average of the peer group. Senetek’s 2006 Chief Financial Officer’s total compensation (annualized to allow for comparison) was 56% of the average of the peer group. The Compensation Committee concluded that 2006 total compensation for the Chief Executive Officer and the Chief Financial Officer was fair and adequate based on the consultant’s work.

Employment Agreements

We maintain employment agreements with key executives principally to define terms under which employment will cease and to provide explicit benefits if termination of employment occurs for certain reasons. These termination benefits are generally comparable to our benchmarked public companies and have been constructed to provide an orderly transition for the Company if a termination event were to occur.

Material Terms of Employment Agreements

We have an employment agreement dated November 1, 1998 with Mr. Massino, as amended effective June 30, 2000, October 31, 2002 and January 1, 2003. The agreement provides for a perpetual three-year term and an annual salary of $319,000 per annum subject to discretionary increases by the Compensation Committee from time to time. Mr. Massino’s base salary was increased to $340,000 as of January 1, 2006 and to $360,000 as of January 1, 2007. The contract also provides for an automobile allowance of $1,000 per month and reimbursement of related automobile operating expenses. Under the agreement, Mr. Massino is entitled to an annual bonus, to be determined by the Compensation Committee, and is eligible to participate in our management bonus plan, if any.

Under the terms of the employment agreement, in the event that Mr. Massino’s employment is terminated by us (other than for “permanent disability” or “cause”, as such terms are defined in the agreement) or by Mr. Massino for “good reason” (as defined in the agreement), Mr. Massino would become entitled to a lump sum payment equal to the product of multiplying his base salary (and a deemed bonus, if any, as determined in accordance with the agreement) by three (i.e., the number of years remaining under the “evergreen” provisions of his employment agreement). Further, in such circumstance, all unvested and/or unexercisable options held by Mr. Massino would become immediately vested and exercisable. The agreement also provides for payment upon consummation of certain changes of control (as defined below), provided that we would not be required, on a change of control, to pay Mr. Massino any amounts that would constitute an “excess parachute payment” under the Internal Revenue Code. For purposes of the employment agreement with Mr. Massino, a “change of control” would include, among other events set forth in that agreement, (i) a sale, lease or transfer of all or substantially all of our assets, (ii) the adoption by our shareholders of a plan relating to Senetek’s liquidation or dissolution, (iii) Senetek’s merger or consolidation, following which our shareholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting corporation, (iv) an acquisition by an individual or group of more than 50% of our voting securities, and (v) a change in the Board of Directors that results in less than a majority of the Board being comprised of directors that have served on the Board of Directors for at least 12 months or who were approved by a majority of the Board at the time of their election or appointment.

We have a payment agreement dated March 5, 2007 with Mr. O’Kelly that requires the Company to make certain severance payments to Mr. O’Kelly in the event his employment is terminated under certain circumstances. If: (A) following a Change of Control, the Company does not retain Mr. O’Kelly as Chief Financial Officer or he is not offered a position of Equivalent Authority by the Company or a Successor Enterprise or (B) Mr. O’Kelly does not continue his employment with the Company or a Successor Enterprise after a Relocation, then, in either such event, the Company will continue to pay him his base salary as at the date of the Change of Control or Relocation for a period of six months following his separation from the Company or the Successor Enterprise.

The Compensation Committee believes the change in control provisions for the Chief Executive Officer and the Chief Financial Officer are appropriate because neither individual would likely be retained in the event of such a transaction and the provision of change in control benefits serves as an incentive in the best interest of shareholders if such a transaction is under consideration.

Current Equity Holdings and Realization on Equity Holdings

OUTSTANDING EQUITY AWARDS

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)	Option Exercise Price (4)	Option Expiration Date	Number of Shares That Have Not Vested (3)	December 31, 2006 Market Value of Shares That Have Not Vested
Frank J. Massino	3,125	296,875		$0.20	12/17/13	156,250
Chairman and Chief Executive Officer (PEO)	300,000		900,000	$0.26	06/05/13
	300,000			$0.55	12/16/09
	600,000			$1.00	01/09/09
	1,250,000			$1.41	11/13/07

William F. O’Kelly Chief Financial Officer and Secretary (PFO)	50,000		150,000	$0.26	06/05/13	50,000

(1)	Vesting at 6,250 shares per month through December 17, 2010
(2)	Vesting in accordance with provisions described above in “Long-Term Incentive—Material Terms of Grant Based Awards”
(3)	Vest on December 17, 2007
(4)	Exercise price subject to proportional adjustment in the event of a stock split or reverse stock split.

There were no options exercised or stock awards vested during 2006 for any named executives, therefore the “Option Exercises and Stock Vested” table has not been included.

Post Employment Compensation

Neither a “Pension Benefit Table” nor a “Non-Qualified Deferred Compensation Table” has been included as there were no applicable transactions in the reporting periods.

Potential Payments upon Termination or Change in Control

We currently have employment agreement with Mr. Massino and a payment agreement with Mr. O’Kelly that include severance and change of control provisions. These provisions are fully described in the preceding section titled Material Terms of Employment Agreements. In the event Mr. Massino was to be terminated without cause or in the event of a change in control as described above, Mr. Massino would be entitled to a minimum lump sum payment of $360,000 (his current salary) plus a deemed bonus times three. In addition, all unvested stock options and restricted stock would immediately vest. In the event Mr. O’Kelly was to be terminated as a result of a change in control or relocation as described above, Mr. O’Kelly would be entitled to a lump sum payment of $107,500. No severance or change of control payments have been made or are currently due with respect to these agreements. There are no other employment agreements in place and no claims existed at December 31, 2006 with respect to employment agreements with past employees.

We made severance payments to one former employee, Mr. Wade Nichols, our former Executive Vice President of Corporate Development and General Counsel, during the year ended December 31, 2005 in the amount of $108,250 representing post termination salary continuation for five months plus $7,000 in relocation expenses. In exchange for the above, all obligations under Mr. Nichols’ employment agreement were canceled and Mr. Nichols surrendered his claim for an option to purchase 150,000 shares. Mr. Nichols was also paid hourly based consulting fees of $104,000 and $32,000 in 2006 and 2005, respectively, for legal services.

Director Compensation Tables and Narrative Disclosure

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash	Option Awards (2) (3)	Total
Anthony Williams	$10,000	$16,144	$26,144
Kerry Dukes	$6,400	$8,073	$14,473
Rodger Bogardus	$6,400	$8,073	$14,473

(1)	Mr. Massino is Chairman of the Board. His compensation is discussed elsewhere in the Compensation Discussion & Analysis. Mr. Williams was a Director for all of 2006. Mr. Dukes and Mr. Bogardus became Directors on May 11, 2006.
(2)	Stock option compensation expense is computed in accordance with FAS 123(R). See Note 10 of Notes to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10K for the year ended December 31, 2006 for computation details. Grant date fair value of option awards during 2006, granted at an exercise price of $0.26 per share, were as follows: Mr. Williams, $34,800; Mr. Dukes, $17,400; Mr. Bogardus, $17,400.
(3)	Mr. Williams holds an aggregate total of 450,000 stock options at December 31, 2006. Mr. Dukes and Mr. Bogardus each hold an aggregate total of 100,000 stock options at December 31, 2006.

Non-employee Directors receive a $2,500 quarterly cash stipend. New non-employee Directors historically have been granted an option to purchase up to 150,000 shares upon joining the Board. There is no established policy requiring such a grant. Subsequent equity grants in the form of stock options, restricted stock or a combination of stock options and restricted stock typically take place annually and are based on each Directors responsibility, experience, performance and ability to influence our long-term growth and profitability.

Compensation Committee

Compensation Committee Practices and Procedures

The Compensation Committee of the Board of Directors, comprised solely of independent Directors, has the responsibility and authority to establish the compensation program for our Executive Officers. The Compensation Committee is comprised of Mr. Kerry Dukes (Chairman), Mr. Rodger Bogardus and Mr. Anthony Williams (members). The Compensation Committee has the responsibility and authority to establish the compensation program for our Executive Officers. To assist in performing its duties and to enhance its objectivity and independence, the committee obtains advice from an outside compensation consultant.

In addition, the committee may also request independent compensation survey data and proxy information from companies similar in nature and size for comparative purposes. Our executives may advise the committee but play no role in compensation decisions. The committee reserves the right to also consider other unique factors in setting compensation levels and to adjust or recover for awards of payments if we adjust or restate performance measures in a manner that would reduce the size of an award or payment.

Compensation Committee Interlocks

No current or past member of the Compensation Committee at any time was a current or former officer or employee of Senetek or any of its subsidiaries. No executive officer of Senetek served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a Director or as a member of our Compensation Committee. Baker & McKenzie LLP, a law firm of which Mr. Williams, a member of the Compensation Committee , is a partner, performed legal services for Senetek during 2006 and received legal fees. See “Certain Relationship and Related Transactions” above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed the preceding Compensation Discussion and Analysis and has discussed its contents with management.

Based on the review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included, where required, in reports to the Securities and Exchange Commission under the Securities Exchange Act of 1934.

Date: September 27, 2007

KERRY DUKES, Chairman, Compensation Committee

RODGER BOGARDUS, Member, Compensation Committee

ANTHONY WILLIAMS, Member, Compensation Committee

REPORT OF THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors, including the selection of the Company’s independent certified public accountants and the approval of services and fees provided by the independent certified public accountants. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2006 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it discussed with the auditors their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

KERRY DUKES

RODGER BOGARDUS

Audit Committee

September 27, 2007

PROPOSAL TWO

AMENDMENT OF SENETEK EQUITY PLAN

As approved by the shareholders at the 2006 Annual General Meeting, Section 3 of the Equity Plan provided that the maximum number of Ordinary shares, nominal value 5p, issuable upon exercises of nonqualified stock options and other incentive compensation awards under the Equity Plan was 5,000,000. Since the end of 2005, stock options covering 1,919,500 shares granted under equity plans that terminated at December 31, 2005 have expired or were forfeited without being exercised. The Board of Directors has concluded that it will further the purposes sought to be achieved by the Equity Plan to amend Section 3 to increase the number of shares available for issuance under the Equity Plan by 2,500,000 shares, to a total of 7,500,000 (of which stock options and restricted stock covering 2,428,750 have been granted and are currently outstanding, see “Executive Compensation—Option Grants.) If shareholders approve Proposal Three, to combine the Company’s Ordinary shares, nominal value 5p, into Ordinary shares, nominal value 40p, under the terms of the Equity Plan the maximum number of shares available for issuance thereunder would automatically be reduced proportionately if shareholders approve this amendment to the Equity Plan and all outstanding options would also be proportionally reduced and their exercise price would be proportionally increased. If shareholder approval of this amendment to the Equity Plan is not received, the existing limit of 5,000,000 shares available for issuance under the Equity Plan will remain in effect, subject to the above proportional adjustment if shareholders approve Proposal Three.

Description of the Plan

The following is a description of the material features of the Equity Plan. A copy of the Equity Plan as currently in effect is annexed to this Proxy Statement as Exhibit A.

Persons Eligible to Participate. Participation in the Equity Plan is limited to members of the Board of Directors of Senetek PLC, full-time employees of Senetek PLC or its subsidiaries, including executive and other officers, and bona fide consultants to the Company, in each case who are selected by the Administrator of the Plan for participation therein. Currently, there are two executive officers, six other officers and employees, three non-employee Directors, and no consultants who are participants in the Equity Plan. It is not possible to determine at this time the amounts that will be received by or allocated to any such class of participants in the future, but the Table “Grants of Plan Based Awards” and “Director Compensation” tables set forth under “Stock Option Plans” above provides information concerning stock options granted to each such class of participants during the 2006, including the title and amount of securities underlying such options, the prices, expiration dates and other material conditions upon which the options may be exercised, the consideration to be received by the Company upon exercise of such options, and the market value of the securities underlying such options.

Shares Subject to the Plan. The securities underlying stock options and other equity-based incentive awards such as restricted stock under the Equity Plan (“grants”) are the Company’s Ordinary shares (and securities into which the Ordinary shares might be converted by reason of a recapitalization, reorganization, scheme of arrangement or the like). The maximum number of Ordinary shares which may be issued upon exercise of grants is 5,000,000, which figure was selected by the Board of Directors because it was approximately the number of Ordinary shares reserved for future grants under the Company’s former, shareholder-approved stock option plans as of the date they expired in December 2005. The Plan provides that if a grant expires or becomes unexercisable without having been exercised in full, the Ordinary shares underlying the expired or unexercisable portion return to the status of shares available for future grants.

Administration of the Plan. The Equity Plan is to be administered by the Board of Directors or a Committee of the Board comprised of two or more non-employee Directors not less than a majority of whom are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and “independent” within the meaning of the rules of any securities exchange or stock market on which the Company’s securities may trade. Additionally, certain grants to persons who are not Directors or executive officers may be made by a Board committee not so comprised. The Compensation Committee currently is designated as Administrator. The Administrator has authority in its sole discretion to select from among the classes of eligible participants those individuals to receive grants, to determine the number of Ordinary shares to be covered by each grant and the exercise price, terms of vesting and any performance or other objective conditions upon vesting, to determine any vesting acceleration or waiver of forfeiture restrictions, to construe and interpret the terms of the Equity Plan and grants made thereunder, and to take all other actions necessary or advisable in connection with the operation of the Equity Plan, and all decisions of the Administrator are final and binding upon all grant recipients.

Limitations on Terms of Grant. Notwithstanding the above, under the terms of the Plan (i) only non-qualified stock options, and not incentive stock options qualified under Section 422 of the Internal Revenue Code, may be granted, (ii) no stock option shall have a term of more than ten years from the date of grant, (iii) the exercise price per share of stock options shall not be less than the fair market value per share on the date of grant (defined as the closing sale price if the shares are listed on an established stock exchange or national market system, the mean between the high bid and low asked prices if the shares are not so listed but are regularly quoted by a recognized securities dealer, or the fair market value as determined by the Administrator if the shares are not regularly quoted), and (iv) grants may be exercised only by the grantee and may not be sold, pledged or otherwise disposed of by the grantee, otherwise than in connection with the death of the grantee.

Termination of Grantee. If a person who has received a grant ceases to be a Director, employee or consultant, as the case may be, other than by reason of disability or death, then, unless otherwise specified in the agreement setting forth the terms of the grant, any vested and otherwise exercisable portion of a grant may be exercised within three months following such termination and any unvested or otherwise non-exercisable portion of the grant shall automatically expire and cease to be exercisable. If a person who has received a grant ceases to be a Director, employee or consultant, as the case may be, by reason of disability or death, then, unless otherwise specified in the agreement setting forth the terms of the grant, any vested and otherwise exercisable portion of a grant may be exercised by the grantee or his or her legal representative within 12 months following such termination and any unvested or otherwise non-exercisable portion of the grant shall automatically expire and cease to be exercisable.

Term and Amendment. The Equity Plan is to expire on May 22, 2016, ten years from the date of its adoption by the Board of Directors, but expiration of the Equity Plan will not affect any grants made prior to expiration, which shall continue in effect according to their terms. The Equity Plan may at any time be wholly or partially amended, altered, suspended or terminated by the Board of Directors, whether or not such action would increase the cost of the Plan to the Company or alter the allocation of the benefits as between the classes of participants, but by the terms of the Plan any such action shall be submitted to shareholders for approval if required by applicable laws or the rules of any securities exchange or stock market on which the Company’s shares may at the time be traded.

Certain Federal Income Tax Consequences of Grants and Exercises

Set forth below is a discussion of certain United States federal income tax consequences with respect to certain awards that may be granted pursuant to the Equity Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local, foreign, estate or gift tax consequences of participation in the Equity Plan.

Nonqualified Stock Options. No taxable income is realized by a participant upon the grant of a nonqualified stock option (“NQSO”) having an exercise price not less than fair market value on the date of grant of the option. Upon exercise of such an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, Senetek generally would be entitled to a federal income tax deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NQSO, any appreciation after the date of the option exercise would be taxed as a long- or short-term capital gain, depending on the amount of time the shares have been held after exercise of the option, in an amount equal to the excess of the sales proceeds for the shares over the participant’s basis in such shares. The participant’s basis in the shares will generally equal the amount paid for the shares upon exercise of the NQSO plus the amount included in ordinary income by the participant upon exercise of the NQSO.

Restricted Stock. A participant will not recognize any income upon the receipt of unvested restricted stock, unless the participant elects under Section 83(b) of the Internal Revenue Code, within thirty days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. Senetek is allowed a federal income tax deduction equal to the amount of ordinary income taxable to the participant as the result of the Section 83(b) election. If a Section 83(b) election is made, the participant will not be allowed a federal income tax deduction with respect to any shares later forfeited to Senetek as the result of the participant’s failure to satisfy vesting conditions applicable to the shares. If a Section 83(b) election is not made, the participant will generally recognize ordinary income on the date that the vesting conditions applicable to the restricted stock lapse, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income as the result of the lapse of the vesting conditions, Senetek generally will be entitled to a federal income tax deduction in the same amount. Generally, upon a sale or other disposition of restricted stock with respect to which the participant has recognized ordinary income (i.e. a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize long- or short-term capital gain or loss, depending on how long the shares have been held after the date of the Section 83(b) election or the date the vesting conditions lapse, in an amount equal to the difference between the amount realized on such sale or other disposition and the participant’s basis in such shares.

Other Awards. In general, participants will recognize ordinary income upon the receipt of shares or cash with respect to other awards granted under the Equity Plan and Senetek will become entitled to a deduction as such time equal to the amount of income recognized by the participant.

Vote Required

Adoption of Proposal Two requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Two is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” approval of the proposed amendment of Section 3 of the Senetek Equity Plan.

PROPOSAL THREE

8 to 1 REVERSE SPLIT OF ORDINARY SHARES AND MAINTENANCE

IN NUMBER OF AUTHORIZED ORDINARY SHARES

The Company is seeking approval for a reverse stock split\consolidation of Senetek’s Ordinary shares, nominal value 5, into Ordinary shares with a nominal value of 40p. This would be a reverse split of 8 to 1 (such ratio to be referred to as the “Exchange Ratio”).

If the change is adopted, the par value of the Shares would change from 5p to 40p.

Senetek’s Articles of Association permit the shareholders to effect a consolidation \ reverse split. Article 41 of the Company’s Articles of Association provides that:

“The Company may by Ordinary Resolution consolidate its shares, or any of them, into shares of a larger amount.”

Article 43 of the Company’s Articles of Association provides in relevant part that:

“Subject to any direction by the Company in General Meeting, whenever as a result of any consolidation or sub-division and consolidation of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof.”

If and when Senetek effects the reverse stock split, Senetek’s shareholders and holders of ADSs will not receive fractional Ordinary shares or fractional ADSs for any fractional interest created by such a split. All fractional Ordinary shares would be deposited with The Bank of New York, as Depositary, and fractional ADSs would be created and credited to the accounts of persons who previously had fractional Ordinary shares. Thereafter, those fractional ADSs created from fractional Ordinary shares, along with all fractional ADSs resulting from the application of the consolidation \ reverse stock split to the outstanding ADSs would be sold in the market by The Bank of New York and all holders of fractional interests would receive their pro rata share of the cash received from such sale in lieu of fractional shares or fractional ADSs.

If the reverse split is approved, each of Senetek’s currently outstanding Ordinary shares and ADSs (the “Old Securities”) would be exchanged for new Ordinary shares and ADSs (the “New Securities”) in an exchange ratio of one New Security for eight Old Securities. (the “Exchange Number”). Except for changes due to the sale for cash of fractional Old Securities, the reverse split will not change the proportionate equity interests of Senetek’s shareholders, nor will the respective voting rights and other rights of shareholders be altered as a result of the reverse split. The Ordinary shares and ADSs issued pursuant to the reverse split will remain fully paid and non-assessable. Senetek will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

If shareholders approve this proposal the shareholders will automatically have uncertificated shares in the number which they are entitled to receive after giving effect to the reverse split as a result of the reverse split and will thereafter be entitled to receive certificated shares of Ordinary shares (for those holders who presently own Ordinary shares) and certificated ADSs (for those holders who presently own ADSs) representing that number of Ordinary shares or ADS. Senetek (or its Exchange Agents) will mail to each holder of Senetek’s Ordinary shares or ADSs a Letter of Transmittal with instructions that explain how shareholders can receive certificated New Securities to which they are entitled following the reverse stock split of its common stock. Unexchanged certificates will represent the number of full New Securities of reclassified Senetek’s Ordinary shares or ADSs to which such holders are entitled, after giving effect to the reverse stock split.

Holders of unexchanged certificates will not be entitled to receive any dividends or other distributions payable by Senetek after the reverse stock split is effective, until the certificates have been surrendered together with a duly completed and executed Letter of Transmittal. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the certificates together with a duly completed and executed Letter of Transmittal, all such unpaid dividends or distributions will be paid without interest.

Why Senetek Is Seeking Stockholder Approval of the Reverse Split; Risks

As of September 27, 2007, Senetek PLC had 60,960,624 Ordinary Shares (including 60,596,373 represented by ADSs) issued and outstanding. As of September 7, 2007, the closing price for Senetek’s ADSs on the OTC Bulletin Board was $0.32. One purpose of authorizing the reverse split is to increase the market price of Senetek’s ADSs and thereby bring the share price into a range of prices typically acceptable to institutional investors. Senetek believes that the anticipated increase in its share price resulting from decreasing the number of Ordinary shares outstanding may encourage greater investor interest, result in enhanced marketability and liquidity of its common stock. In addition, Senetek believes that the reverse split may result in the per share bid price for the Company’s ADSs rising to a level that satisfies applicable per share minimum bid prices on one or more national securities exchanges in the United States. Senetek believes that satisfying minimum per share bid requirements for a listing of the ADSs on a national securities exchange would be a positive development (as well as a necessary pre-condition) should the Board determine in the future that a listing was in the best interests of the Company. In addition to minimum bid prices, other criteria (e.g., minimum public float) would need to be satisfied before the Company’s ADSs were eligible to be listed on a national securities exchange.

Senetek’s Board believes that authorization of a reverse split is advisable because of the historical trading range of Senetek’s ADSs. The closing price of Senetek’s common stock on the OTC Bulletin Board ranges from $0.21 to $0.37 during the period from August 31, 2006 through September 7, 2007.

Brokerage houses and institutional investors often have internal policies and practices that either prohibit them from holding lower-priced securities in their portfolios or function to make trades in lower-priced stocks economically unattractive, thereby discouraging individual brokers from recommending lower priced stocks to their clients.

In addition, trading costs for lower priced stocks represent a higher percentage of the stock price, which may make them less attractive to individual investors and institutions.

Notwithstanding the foregoing, there can be no assurance, however, that after implementing the reverse split, Senetek’s common stock price will increase by a factor equal to the Exchange Number or by any other factor.

Shareholders should recognize that if the reverse split is implemented, although they will maintain their relative percentage of ownership of Ordinary shares or ADSs (except of the sales of fractional interests), they will own a lesser number of Ordinary shares or ADSs than they presently own.

Although Senetek expects that the reverse split may result in an increase in the market price of the ADSs, there can be no assurance that the reverse split will increase the market price of the ADSs by a multiple equal to the rate of the reverse split or result in the permanent increase in the market price (which is dependent upon many factors, including but not limited to, Senetek’s performance and prospects). Also, should the market price of Senetek’s common stock decline, the percentage decline may be greater than would apply in the absence of a reverse split. The possibility exists that liquidity in the market price of Senetek’s ADSs could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split may result in some shareholders owning “odd lots” of less than 100 ADSs on a post-split basis. Odd lots may be more difficult to sell or result in higher transaction (i.e., brokerage) costs than even lot trades.

Effect of a Reverse Split on Stock Options and Warrants

If approved, the reverse split will reduce the number of shares of Senetek’s Ordinary Shares and ADSs available for issuance under the Senetek Equity Plan.

The number of Ordinary shares underlying Senetek’s outstanding options and warrants will also be reduced to reflect the reverse split. This reduction will be in proportion to the exchange ratio of the reverse split. The reverse split will also effect a proportionate increase in the exercise price of such outstanding stock options and warrants.

Effect of Reverse Split on Authorized Ordinary Shares and ADS Ratio

The resolution includes a proposal to maintain authorized Ordinary shares at 100,000,000, a level the Board considers appropriate to facilitate future equity related transactions. There would be no change in the ratio of Ordinary shares to ADSs which would remain at a 1 to 1 ratio. The Company has no present plans or proposals to issue Equity Securities on any exchange, merger, consolidation, acquisition or other transaction.

Accounting Consequences

If a reverse split were to become effective, the per share net income or net loss and net book value would be increased because there would be fewer Ordinary share outstanding. We do not anticipate any other accounting consequences would arise as a result of the reverse stock split.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If Senetek’s shareholders approve the reverse split, the effective date for the reverse split (“Effective Date”) will be the date of the Annual General Meeting.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

Beginning on the Effective Date each certificate representing Old Securities will be deemed for all corporate purposes to evidence ownership of New Securities (i.e., the post-reverse split securities). Promptly after the Effective Date, shareholders will be notified that the reverse split has been effected. Senetek’s UK transfer agent Capita IRG Plc, will act as Exchange Agent for purposes of implementing the exchange of stock certificates for Ordinary shares (“Share Exchange Agent”) and The Bank of New York will act as exchange agent for purposes of implementing the exchange of certificates for American Depositary Shares. Holders of Old Securities will be asked to surrender their certificates to the applicable shares in exchange for certificates (either Ordinary shares or ADSs) representing New Securities in accordance with the procedures to be set forth in a letter of transmittal to be sent by Senetek. No new certificates will be issued to a shareholder until that shareholder has surrendered his, her or its outstanding certificate(s), together with the properly completed and executed letter or transmittal, to the applicable Exchange Agent.

If a stockholder’s Ordinary shares or ADSs are held in street name, the number of Ordinary shares or ADSs the stockholder holds will automatically be adjusted to reflect the reverse split on the Effective Date.

No scrip or fractional share certificates for Ordinary shares or ADSs will be issued in connection with the reverse split. Instead, a certificate or certificates evidencing the aggregate of all fractional Ordinary shares otherwise issuable (rounded, if necessary, to the next higher whole share) shall be deposited with the Bank of New York and holders of such interests will be credited with fractional ADSs and thereafter an ADS certificate representing the aggregate of all fractional ADSs will be issued to the ADS Exchange Agent or its nominee, as agent for the accounts of all holders of ADSs (including those former holders of fractional interests in Ordinary Shares) otherwise entitled to have a fraction of an ADS issued to them in connection with the reverse split. Sales of fractional interests will be effected by the ADS Exchange Agent as soon as practicable on the basis of prevailing market prices of the ADSs on the OTC Bulletin Board at the time of sale. After the Effective Date, the ADS Exchange Agent will pay to such shareholders their pro rata share of the net proceeds derived from the sale of their fractional interests upon surrender of their Old Securities certificates. No service charges or brokerage commissions will be payable by shareholders in connection with the sale of fractional interests, all of which costs will be borne by Senetek.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK OR ADS CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

No Dissenter’s Rights

Under English law, stockholders are not entitled to dissenter’s rights with respect to the proposed reverse split.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the reverse split, and does not purport to be complete. It does not discuss any state, local, foreign or income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holder that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Securities were, and the New Securities will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1985, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT

No gain or loss should be recognized by a stockholder upon that stockholder’s exchange of Old Securities for New Securities pursuant to the reverse split, other than with respect to the from the cash payment from the sale proceeds of fractional ADSs. The aggregate tax basis of the New Securities received in the reverse split will be the same as the stockholder’s aggregate tax basis in the Old Securities exchanged therefor. The stockholder’s holding period for the New Securities will include the period during which the stockholder held the Old Securities surrendered in the reverse split

Vote Required

Adoption of Proposal Three requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Three is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” approval of the proposed consolidation of Ordinary shares, nominal value 5p, into Ordinary shares, nominal value 40p and to maintain authorized Ordinary shares at 100,000,000 with nominal value changed from 5p to 40p.

PROPOSAL FOUR

ACCOUNTS AND REPORTS

The Board of Directors wishes to obtain from the shareholders their approval to receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

The Directors Remuneration Report Regulations (the “Regulations”) came into force in August 2002 and apply to companies incorporated in England whose equity capital is quoted on certain recognized stock exchanges. The Regulations require the Company to prepare a directors’ remuneration report. The report is approved by the Board of Directors and contains details of individual Directors’ remuneration packages and justification of any compensation packages given in the preceding year. It also sets out details of the Board’s consideration of Directors’ remuneration, the membership of the remuneration committee and a statement of the Company’s future policy on Directors’ pay as well as a Company performance graph. Certain parts of the report are auditable by the Company’s auditors.

The Regulations also require that an ordinary resolution approving the Directors’ Remuneration Report is put to the vote of the members of the Company at the Annual Meeting. The vote on the resolution is advisory only. No aspect of an individual Director’s entitlement to remuneration is conditional upon the resolutions being carried.

Vote Required

Adoption of Proposal Four requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Four is in the best interest of the Company and its shareholders and, accordingly, recommends a vote “FOR” the proposal, to allow the Board of Directors to receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last Directors’ report and Auditors’ report on those accounts, and to approve the last Directors’ remuneration report.

PROPOSAL FIVE

INDEPENDENT AUDITORS

The Board of Directors wishes to obtain from the shareholders their approval for the appointment of Macias Gini & O’Connell LLP as the Company’s independent auditors with respect to its filings made with the SEC for the financial year ending December 31, 2007, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. The Board of Directors also wishes to obtain from the shareholders their approval for the appointment of BDO Stoy Hayward, the United Kingdom member firm of the Company’s former U.S. independent auditors, as the Company’s independent auditors with respect to statutory filings required in the United Kingdom for the financial year ending December 31, 2007, and to authorize the Directors (acting through the Audit Committee) to fix their remuneration. BDO Stoy Hayward was first appointed as auditors by the Directors in November 1998. Macias Gini & O’Connell LLP was appointed by the Board in August 2005. Representatives of Macias Gini & O’Connell LLP are expected to be available by phone at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s auditors is approved, the Board intends to delegate the determination of the audit fees to the Audit Committee. If the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward is not approved by the shareholders, the adverse vote will be considered a directive to the Board of Directors and the Audit Committee to select other independent certified public accountants to serve as the Company’s auditors for the financial year ending December 31, 2007.

Aggregate fees billed by Macias Gini & O’Connell LLP and BDA Stoy Hayward for 2006 and 2005 were as follows:

Type of Service	2006	2005
Audit Fees (1)	213,000	$203,000
Tax Fees (2)	$35,000	32,000

Total	$248,000	$235,000

(1)	Audit Fees: This category includes fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.
(2)	Tax Fees: This category consists of fees for professional services rendered by Macias Gini and BDO Stoy Hayward for United States and United Kingdom tax compliance including tax return preparation, technical tax advice and tax planning.

The Audit Committee has established a policy governing Company management’s use of the Company’s auditors for non-audit services. Under the policy, management may use non-audit services of the auditors that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered. All fees identified above under the captions “Audit Fees”, “Other Audit-Related Fees” and “Tax Fees” that were billed by Macias Gini & O’Connell LLP and BDO Stoy Hayward were approved by the Audit Committee or the full Board on its behalf. The Audit Committee determined that the rendering of other professional services for audit related matters, tax compliance and tax advice by BDO Stoy Hayward was compatible with maintaining its independence.

Vote Required

Adoption of Proposal Five requires the affirmative vote of a majority of the holders of Ordinary shares cast in person at the Annual Meeting or, if a poll is taken, the holders of a majority of the Ordinary shares cast in person or by proxy at the Annual Meeting, including those Ordinary shares represented by ADRs.

Board of Directors Recommendation

The Board of Directors believes that adoption of Proposal Five is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the ratification of the appointment of Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s auditors for the financial year ending December 31, 2007 and the authorization of the Directors (acting through the Audit Committee) to fix their remuneration.

PROPOSAL SIX

AUTHORIZATION TO ALLOT EQUITY SECURITIES

Under the terms of the Company’s Articles of Association, the Board of Directors is authorized to allot Ordinary shares, warrants for the purchase of Ordinary shares, and options for the purchase of Ordinary shares (collectively, the “Equity Securities”) pursuant to Section 80 of the Companies Act. Ordinary shares under English law are similar to shares of Common Stock of companies domiciled in the United States. Under the Companies Act, Equity Securities may not be issued until after they have first been allotted (authorized for issuance) by the Board of Directors. Allotment of securities by the Board from the Company’s authorized share capital requires the grant of a general power of allotment by the Company’s shareholders, an additional step not generally required when companies domiciled in the United Sates are issuing securities.

A general power of allotment was authorized by the shareholders of the Company in November 1983, and has subsequently been renewed and extended to 2007. Proposal Six seeks shareholder approval of a grant of authority to the Board of Directors to allot Equity Securities up to an aggregate nominal amount of £40,000,000 (i.e., the entire share capital of the Company assuming Proposal Three is adopted) up until the fifth anniversary of the passing of the resolution.

The Company has no present plans or proposals to issue Equity Securities in any exchange, merger, consolidation, acquisition or other transaction. However, the Board of Directors believes that it is important for the Company to retain the flexibility to allot securities on an accelerated basis should the Board determine it is necessary or advisable and in the best interests of shareholders, without incurring the costs or delays associated with calling a special meeting and preparing and circulating proxy materials to approve specific allotments of shares.

Vote Required

Assuming the presence of quorum, adoption of Proposal Six requires the affirmative vote of the holders of a majority of the shares in person or by proxy at the Meeting.

Board of Director’s Recommendation

The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and, accordingly, recommends a vote “FOR” the authorization to allot Equity Securities.

PROPOSAL SEVEN

DISAPPLICATION OF SHAREHOLDERS’ PREEMPTIVE RIGHTS

Shareholders of the Company have preemptive rights (subject to certain exceptions) under Section 89 of the Companies Act to subscribe for newly issued Equity Securities issued for cash before the securities can be offered to third parties. The securities for which the Board is seeking disapplication are Equity Securities as defined in Section 94 of the Companies Act.

Pre-emptive rights can be disapplied with respect to a specific allotment of securities by a special resolution of shareholders. Obtaining disapplication of pre-emptive rights at a time of each individual proposed stock issuance is time-consuming and costly. To reduce such costs, minimize the delays associated with convening special meetings of shareholders, and provide the Company with sufficient flexibility in the issuance of Equity Securities on such terms and conditions as the Board considers to be in the best interests of the Company and its shareholders, the Board of Directors is asking the Company’s shareholders to disapply their pre-emptive rights with respect to the allotment for issuance Equity Securities up to an aggregate amount of £40,000,000 (i.e., the entire share capital of the Company, assuming Proposal Three is adopted) up until the fifth anniversary of the passing of the resolution. The Company has no present plans or proposals to effect share issues in a single transaction, or to a small number of persons resulting in one or more of such persons becoming a principal shareholder of the Company with the attendant ability to exercise significant influence over the Company’s affairs. The Company believes that a large majority of public companies based in the United States do not have mandatory pre-emptive rights provisions with respect to their common equity.

Vote Required

Assuming the presence of a quorum, adoption of Proposal Seven, which is a special resolution, requires the affirmative vote of the holders of three-quarters of the shares in person or by proxy at the Meeting.

Board of Director’s Recommendation

The Board of Directors believes that adoption of the Proposal is in the best interests of the Company and its shareholders and accordingly, recommends a vote “FOR” the disapplication of shareholders’ preemptive rights as described above.

EXTRAORDINARY GENERAL MEETING

CONSIDERATION OF REPORT ON MAINTENANCE OF CAPITAL

Section 142 of the Companies Act 1985 provides that if the net assets of an English public company are half or less of its called-up share capital, the company shall convene an extraordinary general meeting for the purpose of considering whether any steps, and if so, what steps should be taken to deal with the situation

The Company’s financial statements prepared in accordance with United Kingdom Accounting Standards (UK GAAP) for the year ended December 31, 2006, which were completed and approved by the Board of Directors on September 20, 2007, reflect a deficit in net assets as of December 31, 2006 of 1,781,000, which is less than half of the called-up share capital as of December 31, 2006 of 4,949,000 reflected on such financial statements. The Company anticipates that its net assets as of December 31, 2007 will exceed those as of December 31, 2006, and that they will be more than half of it’s called up share capital as of that date.

The following is the report of the Board of Directors of steps taken and to be taken to deal with the Company’s net assets being less than half of called-up share capital.

Analysis of Recent Financial Results

Steps Taken or To be Taken

Although the Company’s net assets as at December 31, 2006 were less than one half of the called up share capital, the Company believes that the circumstances and actions taken by the Company beginning in 2005 continue to contribute to the long-term financial strength of the Company and will eliminate this situation in the near future. Specifically, in 2005 and early 2006 the Company successfully licensed its erectile dysfunction technology (development of which had resulted in very substantial accumulated losses) to strong licensees for Europe and the United States and sold its drug autoinjector technology to a strong global purchaser, and in March 2007 the Company granted Valeant a paid up license for its first generation cytokinins Kinetin and Zeatin and has assigned to Valeant future royalties from other Kinetin licensees, in return for a cash payment of $21 million, forgiveness of a $6 million prepaid royalty credit reimbursement obligation and a right to share in future royalties due to Valeant from other Kinetin licensees through 2011. These transactions eliminated any further expense related to development of our erectile dysfunction and autoinjector technologies as well as giving the Company a participation in future profits from their commercialization, funded development of the next generation of skincare active ingredients (one of which, Pyratine-6, was out-licensed in mid-2007 under a revenue sharing arrangement that guarantees $10.8 million of gross revenue for the Company in 2008), eliminated funded indebtedness and provided a net asset base of $ $0.38 per share. In addition, the Company has significantly reduced its overall operating expense through the closing of its United Kingdom office, relocation of its United States headquarters facility to smaller premises, and personnel redundancies, while increasing its focused investment on new product development.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting or the Extraordinary General Meeting. If any other matters are presented properly for action at the Annual Meeting or the Extraordinary Meeting or at any postponement or adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders, insofar as such proxies are not limited to the contrary.

ANNUAL REPORT ON FORM 10-K

SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2006 AS FILED WITH THE SEC WITHOUT CHARGE BY WRITING TO THE COMPANY AT 831 LATOUR COURT, NAPA, CALIFORNIA 94558, USA.

By Order of the Board of Directors

WILLIAM O’KELLY

William O’Kelly

Secretary

October 10, 2007

Exhibit A

SENETEK EQUITY PLAN

1. Purposes of the Plan. The purposes of this Senetek Equity Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Non-Qualified Stock Options. Incentive Stock Options may not be granted under the Plan. Stock Purchase Rights to acquire Restricted Stock may also be granted under the Plan.

2. Definitions . As used herein, the following definitions shall apply:

(a) “Act” means the Companies Act 1985 as amended from time to time.

(b) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c) “ADS” means an American Depositary Share representing an American Depositary Receipt for one share of Common Stock.

(d) “Applicable Laws” means the requirements relating to the administration of stock option plans under any stock exchange or quotation system on which the Common Stock or ADSs are listed or quoted and the applicable laws of any country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means (i) a person acquiring or otherwise becoming beneficially entitled to forty percent (40%) or more of the Voting Rights (whether by private sale, takeover offer pursuant to section 428 of the Act, compromise or arrangement pursuant to section 425 of the Act or otherwise) or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Notwithstanding the foregoing, in no event shall a transaction (or series of related transactions) constitute a Change of Control if the primary purpose of such transaction(s) is to change the state of or foreign incorporation of the Company, as determined by the Board in its sole discretion.

(g) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(h) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(i) “Common Stock” means the ordinary shares of 5p each in the capital of the Company.

(j) “Company” means Senetek PLC.

(k) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly or through his or her personal services company with the Company or any Parent or Subsidiary of the Company to render such services.

(l) “Director” means a member of the Board.

(m) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company.

A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(o) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock or ADSs are listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ National Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock or ADS (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock or ADSs are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock or ADS on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator. Incentive Stock Options may not be granted under the Plan.

(r) “Independent Director” means a Director who is not an Employee of the Company.

(s) “Non-Qualified Stock Option” means an Option (or portion thereof) granted pursuant to this Plan.

(t) “Officer” means a person who is an officer of Senetek PLC within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u) “Option” means a stock option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w) “Parent” means a parent company as defined in section 258 of the Act.

(x) “Plan” means this Senetek PLC 2006 Equity Incentive Plan.

(y) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

(z) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(aa) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

(bb) “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(cc) “Service Provider” means an Employee, Director or Consultant.

(dd) “Share” means a share of Common Stock as adjusted in accordance with Section 13 below.

(ee) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(ff) “Subsidiary” means a subsidiary company as defined in section 258 of the Act.

(gg) “Voting Rights” means the right to receive notice of, attend (in person or by proxy) and vote (in person or by proxy) on a poll at general meetings of the Company.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is five million (5,000,000) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued Shares or outstanding Shares held in the Company’s treasury.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.

4. Administration of the Plan.

(a) Administrator. Unless otherwise determined by the Board, a Committee of the Board shall administer the Plan and the Committee shall consist of two or more Independent Directors, not less than a majority of whom are “outside directors,” within the meaning of Section 162(m) of the Code, “non-employee directors” within the meaning of Rule 16b-3, and qualify as “independent” within the meaning of any applicable stock exchange listing requirements. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including requirements under the U.S. Sarbanes-Oxley Act of 2002 and other Applicable Laws. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine (which need not be consistent among optionees or Options));

(vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for U.S. federal and state or foreign tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as a Non-Qualified Stock Option.

(b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

7. Term of Plan . The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8. Term of Option . The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

9. Option Exercise Price and Consideration.

(a) Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided that no Share may be issued for an amount less than the nominal value of the Share.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (4) with the consent of the Administrator, other Shares or ADSs which (x) in the case of Shares acquired from the Company or ADSs representing such Shares, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrender of the right to receive Shares otherwise then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options (or related ADSs) and an undertaking to pay (or procure that the broker pays) a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such other representative of the Company as the Administrator may designate for this purpose:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Share or ADS certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares or ADSs representing such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares or ADSs representing such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

(d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder (or the Holder’s legal representative, if the Holder is legally incompetent) may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder (or his or her legal representative) does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, charged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12. Stock Purchase Rights/Restricted Stock.

(a) Rights to Purchase. Stock Purchase Rights to acquire Restricted Stock may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason prior to the full vesting and lapse of all restrictions on such Restricted Shares . The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

(c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

13. Adjustments upon Changes in Capitalization.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), or any variation of the ordinary share capital of the Company by way of capitalization, reclassification, sub-division, rights-issue, bonus issue, consolidation or scheme, repurchase or reduction thereof, reorganization, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price or purchase price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and/or

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

(c) If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may substitute similar stock awards

(including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(c)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase rights shall be terminated if not exercised prior to the closing of the Acquisition.

(d) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any consolidation or scheme of arrangement of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding-up or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Shares subject to Memorandum and Articles of Association. Any Shares to be issued pursuant to the exercise of an Option or Stock Purchase Right will be allotted and issued pursuant to the Memorandum and Articles of Association of the Company.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

17. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21.Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the United Kingdom without regard to otherwise governing principles of conflicts of law and each party to this Plan shall submit to the exclusive jurisdiction of the English Courts.

Appendix A

SENETEK PLC

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee (the “Committee”) is to provide assistance to the Board of Directors (the “Board”) of Senetek PLC (the “Company”) in fulfilling the Board’s oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent auditors. In so doing, the Committee should endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, the independent auditors and management of the Company.

Membership and Structure

1. Number and Qualifications. The Committee shall consist of no fewer than three members of the Board each of whom (i) is “independent” under the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the Sarbanes-Oxley Act of 2002, and rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Act”). At least one member of the Committee shall qualify as a “financial expert” as such term is defined in Section 401(e) of Regulation S-K.

2. Appointment. The members of the Committee shall be appointed by the Board and shall serve at the discretion of the Board and may be removed by the Board from the Committee, with or without cause.

3. Chair. The Committee shall have a Chair who shall be elected by a majority vote of the members of the Committee unless the full Board has appointed a Chair for the Committee.

4. Compensation. The compensation of Audit Committee members shall be as determined by the Board. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board of Directors or any Committee thereof.

Committee Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

1. With respect to the independent auditors:

(i)	Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors which firm shall report directly to the Committee (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing the audit of the Company’s financial statements for each fiscal year.

(ii)	Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Committee.

(iii)	Meet with the independent auditors and management to review the scope of the proposed audit for the current year and the audit procedures to be used, the staffing for such audit and the proposed compensation and, for each fiscal year, to review the results of such audit, including any comments or recommendations of the independent auditors arising from the audit.

(iv)	Pre-approve or adopt appropriate procedures to pre-approve, all audit and non-audit services.

(v)	At least annually, obtain and review a formal written statement from the independent auditors (the “Auditor’s Statement”) describing (a) the independent auditors’ internal quality control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues. The Committee shall review the nature and scope of other professional services provided to the Company by the independent auditors and consider their relationship to the auditors’ objectivity and independence. The Committee shall be satisfied as to the independence of the independent auditors.

(vi)	Obtain and review, on a timely basis, a report from the independent auditors in connection with any audit relating to the Company’s annual audited financial statements which describes (a) all critical accounting policies and practices used, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (c) any material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

(vii)	Discuss with management the timing and process for implementing the rotation of the lead audit partner, for the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

(viii)	Obtain annually from the independent auditors a written statement of the fees billed for the account of the Company in each of the last two fiscal years for (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q; (ii) other services that are reasonably related to the audit or review of the Company’s financial statements; (iii) tax compliance, tax advice and tax planning services; and (iv) all other products and services rendered by the independent auditors.

2. With respect to accounting principles and policies, financial reporting and internal audit control over financial reporting:

(i)	Advise management, the internal auditing department and the independent auditors that they are expected to provide the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting.

(ii)	Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“SAS 61”) (as codified by AU Section 380), relating to the conduct of the audit and to consider any reports or communications (and management’s and/or the internal audit department’s responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61.

(iii)	Meet with management, the independent auditors and, if appropriate, the director of internal auditing to discuss: (a) the scope of the annual audit, (b) the annual audited financial statements and quarterly financial statements, (c) any significant matters arising from any audit, (d) any difficulties with independent auditors encountered in the course of their audit, including (without limitation) any significant disagreement with management, (e) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors and (f) any major issues regarding accounting principles and financial statement presentations relating to the Company’s financial statements.

(iv)	Inquire of management, particularly the chief executive officer and chief financial officer concerning any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(v)	Obtain from the independent auditors assurances that the audit was conducted in a manner consistent with Section 10A of the Act.

(vi)	Discuss with the General Counsel any significant legal, compliance or regulatory matters that may have a material effect of the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

(vii)	Establish procedures for complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission (including, but not limited to, submission through the Company’s website) by the Company and Company employees to members of the Committee, of concerns regarding accounting or auditing matters.

(viii)	Review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise.

3. With respect to other matters:

(i)	Establish hiring policies for employees or former employees of the independent auditors who were engaged on the Company’s account.

(ii)	Prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement.

(iii)	Review and approve all related party transactions, as defined by SEC Regulation S-K, Item 404(a).

(iv)	Review and approve (a) any change or waiver in the Company’s code of ethics for senior financial officers and (b) any disclosure made on Form 8-K regarding such regarding such change or waiver of the Company.

(v)	Obtain the Board’s approval of this Charter and review and reassess this Charter as conditions dictate and, in any event, no less frequently than once per year.

(vi)	Review the Committee’s own performance annually.

(vii)	Perform any other activities consistent with this Charter, the Company’s constituent instruments and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Committee Organization and Procedures

4. The Committee shall have the authority to establish its own rules and procedures consistent with the constituent instruments of the Company for notice and the conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

5. The Committee shall meet at least four times in each fiscal year, and more frequently as the Committee in its discretion deems desirable. The Committee may also act by unanimous written consent of its members.

6. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are represented to the Committee at its next scheduled meeting.

7. The Committee shall submit minutes of all meetings of the Audit Committee to, or report on the matters discussed at each committee meeting with, the Board.

8. The Committee may, in its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the senior internal audit manager and other personnel employed or retained by the Company. The Committee may meet with the independent auditor or the senior internal audit manager in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management’s presence. The Committee may likewise meet privately with management, as it deems appropriate.

Resources and Authority

9. The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

10. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

(i)	Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.

(ii)	Compensation of any advisers employed by the Committee.

(iii)	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

SENETEK PLC

Instructions to Bank of New York., as Depositary

(Must be received prior to the close of business on October     , 2007)

The undersigned registered holder of American Depositary Receipts of Senetek PLC acknowledges receipt of a copy of the Annual Report and the Proxy Statement and hereby requests and instructs Bank of New York, as Depositary, revoking any instructions previously given, to endeavor, insofar as practicable, to vote or cause to be voted the amount of shares or other Deposited Securities represented by such Receipts of Senetek PLC registered in the name of the undersigned on the books of the Depositary as of the close of business October     , 2007, at the Annual General Meeting of the Shareholders of Senetek PLC to be held at the London, England offices of Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England, at 10:00 a.m. Greenwich Mean Time, on November 12, 2007, and at any adjournment or postponement thereof, to appoint Mr. William O’Kelly and Ms. Corena Michnevich, and each of them, as proxies, each with full power of substitution, and to authorize them to represent and to vote all of the Deposited Securities represented by such Receipts, in the manner indicated on the reverse side of this voting instruction card, and in their discretion on such other matters as may properly be presented at the Meeting and any adjournment or postponement thereof of which the Company was not aware at least 45 days prior to the mailing of this proxy statement to shareholders.

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THE VOTING INSTRUCTION CARD IS PROPERLY EXECUTED, BANK OF NEW YORK, AS DEPOSITARY, WILL VOTE THE DEPOSITED SECURITIES AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THE DEPOSITED SECURITIES WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR LISTED ON THIS VOTING INSTRUCTION CARD AND FOR ITEMS 2 THROUGH 5. THE DEPOSITED SECURITIES WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS, WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ON THIS VOTING INSTRUCTION CARD AND FOR THE APPROVAL OF ITEMS 2, 3, 4 AND 5.

NOTE:

Please direct the Depositary how it is to vote by placing an X in the appropriate box opposite the description of the matter or resolution on the voting instruction card.

SENETEK PLC

P.O. BOX 11296

NEW YORK, N.Y. 10203-0296

To change your address, please mark this box.    ☐    Address

To include any comments, please mark this box.    ☐    Comments

Please complete and date this voting instruction card on the reverse side and return it promptly in the accompanying envelope.

* DETACH VOTING INSTRUCTION CARD HERE *

☐ Mark, sign, date and return the voting instruction card promptly using the enclosed envelope.	☐	Votes must be indicated in black or blue ink.

		FOR	AGAINST	ABSTAIN

1	To re-elect Anthony Williams as a Director.	☐	☐	☐

2	To increase the maximum number of shares available under the Senetek Equity Plan from 5,000,000 to 7,500,000.	☐	☐	☐

3

To approve a consolidation of the Company’s Ordinary shares nominal value 5p, into Ordinary shares, nominal value 40p and to maintain authorized Ordinary shares at 100,000,000 with nominal value changed from 5p to 40p.

		☐	☐	☐

4	To receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last director’s report and auditors’ report on those accounts, and to approve the last directors’ remuneration report.	☐	☐	☐

5	To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2007 at remuneration to be determined by the directors.	☐	☐	☐

6	To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Company Act 1985 ( the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (as defined in section 80 (2) of the Companies Act) up to an aggregate nominal amount of £40,000,000, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect.	☐	☐	☐

7	To empower the Directors, pursuant to Section 95 of the Companies Act to allot equity securities (as defined in Section 94 of the Companies Act) pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89 (1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired.	☐	☐	☐

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date	Share Owner sign here	Co-Owner sign here

SENETEK PLC

Form of Proxy

This proxy is solicited on behalf of the Board of Directors

I/We

BLOCK CAPITALS

of

ADDRESS

Being (a) member(s) of the above named Company, acknowledge receipt of a copy of the Annual Report and the Proxy Statement and, revoking any proxy previously given, hereby appoint Mr. William O’Kelly and Ms. Corena Michnevich, and each of them, as proxies, each with full power of substitution, and hereby authorize each of them to represent and to vote, in the manner indicated on the reverse side of this proxy card, all of the Ordinary shares of Senetek PLC held of record by the undersigned at the Annual General Meeting to be held on November 12, 2006 at 10:00 a.m. Greenwich Mean Time at the London, England offices of Baker & McKenzie LLP, 100 New Bridge Street, London EC4V 6JA, England, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR LISTED ON THIS PROXY CARD AND FOR ITEMS 2, 3, 4 AND 5. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF OF WHICH THE COMPANY WAS NOT AWARE AT LEAST 45 DAYS PRIOR TO THE MAILING OF THE PROXY STATEMENT TO SHAREHOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED ON THIS PROXY CARD AND FOR THE APPROVAL OF ITEMS 2, 3, 4 AND 5.

Mark, sign, date and return the proxy card promptly using the enclosed envelope.

ORDINARY BUSINESS

		FOR	AGAINST	ABSTAIN

1	To re-elect Anthony Williams as a Director.	☐	☐	☐

2	To increase the maximum number of shares available under the Senetek Equity Plan from 5,000,000 to 7,500,000	☐	☐	☐

3

To approve a consolidation of the Company’s Ordinary Shares nominal value 5p, into ordinary shares, nominal value 40p and to maintain authorized Ordinary shares at 100,000,000 with nominal value changed from 5p to 40p.

		☐	☐	☐

4	To receive the Company’s annual accounts for the financial year ended December 31, 2006 together with the last director’s report and auditors’ report on those accounts, and to approve the last directors’ remuneration report.	☐	☐	☐

5	To appoint Macias Gini & O’Connell LLP and BDO Stoy Hayward as the Company’s independent auditors for the financial year ending December 31, 2007 at remuneration to be determined by the directors.	☐	☐	☐

6	To generally and unconditionally authorize the Directors, for the purposes of Section 80 of the Company Act 1985 ( the “Companies Act”) to exercise all the powers of the Company to allot relevant securities (as defined in section 80 (2) of the Companies Act) up to an aggregate nominal amount of £40,000,000, provided that this authority shall expire on the date five years from the date on which this resolution is passed, except that the Company may, before the expiry of such period, make an offer or agreement which would, or might, require relevant securities to be allotted after the expiry of such period and the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired, this authority to replace any existing like authority which is hereby revoked with immediate effect.	☐	☐	☐

7	To empower the Directors, pursuant to Section 95 of the Companies Act to allot equity securities (as defined in Section 94 of the Companies Act) pursuant to the authority conferred upon them by the above resolution (as varied by the Company from time to time in general meeting) as if Section 89 (1) of the Act did not apply to any such allotment, provided that the power hereby conferred shall operate in substitution for and to the exclusion of any previous power given to the Directors pursuant to Section 95 of the Companies Act and shall expire on the date five years from the date on which this Resolution is passed unless renewed or extended prior to such time, except that the Company may, before the expiry of any power contained in this Resolution, make an offer or agreement which would, or might, require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such offer or agreement as if the power hereby had not expired.	☐	☐	☐

Date                                                              , 2007

NOTES:

1	Please indicate with an “X” in the appropriate space how you wish your votes to be cast.

2	In the case of a corporation this proxy must be under the Common Seal or under the hand of a duly authorized officer or attorney whose designation must be stated.

3	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy will be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order of which names stand in the Register of Members.

4	This proxy must reach the address of the Company’s registered office (a stamped addressed envelope is supplied) by not less than 48 hours before the Annual Meeting.

Please use black or blue ink, and write legibly in block capitals.